Exhibit (j)

                        CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in this registration statement on Form N-1A (the "Registration Statement") of our report dated August 18, 2003, relating to the financial statements and financial highlights which appear in the June 30, 2003 Annual Report to Shareholders of Columbia Small-Cap Value Fund (formerly Liberty Small-Cap Value Fund), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants of the Fund" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
October 27, 2003

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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this registration statement on Form N-1A (the "Registration Statement") of our report dated September 9, 2003, relating to the financial statements and financial highlights which appear in the July 31, 2003 and June 30, 2003 Annual Report to Shareholders of Columbia Growth & Income Fund (formerly Liberty Growth & Income
Fund), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants of the Fund" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
October 27, 2003